Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2017 Results

SAN DIEGO, CA – November 8, 2017 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended September 30, 2017, the third full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

Third Quarter 2017 Highlights

Financial Results and Financing Activity

•	The Company generated total revenues of approximately $1.6 million in the quarter, reflecting the rent paid by tenants PharmaCann LLC ("PharmaCann") and Holistic Industries LLC ("Holistic") at the Company's medical-use cannabis cultivation facilities located in New York and Maryland (the "Maryland Property"), respectively.
•	The Company recorded net income of $334,000 for the quarter, or $0.09 per basic and diluted share, and adjusted fund from operations ("AFFO") of $724,000, or $0.21 per diluted share.
•	The Company paid its second consecutive quarterly dividend of $0.15 per share on October 13, 2017 to stockholders of record as of September 29, 2017.
•	Subsequent to the end of the quarter, the Company issued 600,000 shares of 9.0% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), raising $15.0 million in gross proceeds.

Portfolio Update and Acquisition Activity

•	The Company increased its total investment in the Maryland Property to approximately $16.9 million, resulting in an adjustment to Holistic's base rent at the Maryland Property to approximately $2.6 million per year.
•	In August 2017, Holistic received final approvals from the Maryland Medical Cannabis Commission for both cultivation and processing of medical-use cannabis, and also received provisional approval for dispensing medical cannabis.
•	Subsequent to the end of the quarter, the Company acquired two medical-use cannabis cultivation facilities in sale-leaseback transactions with subsidiaries of Vireo Health, LLC ("Vireo") in New York and Minnesota for an aggregate consideration of $8.4 million, which includes a $1.0 million tenant improvement allowance available in each transaction for additional improvements at each property.

Portfolio Update, Acquisition Activity and Pipeline

Portfolio Update

On August 1, 2017, the Company paid an additional $3.0 million to the seller upon the seller's completion of the development milestones at the Company's Maryland Property located at 9220 Alaking Court in Capitol Heights, Maryland, which was under development when the Company acquired the Maryland Property in May 2017. On October 2, 2017, the Company also funded Holistic's request for reimbursement of $5.9 million in tenant improvements at the Maryland Property, in accordance with its lease with Holistic. After funding the tenant improvements, the Company's total investment in the Maryland Property was approximately $16.9 million (excluding transaction costs), and, effective as of October 1, 2017, Holistic's annualized base rent was approximately $2.6 million (in excess of 15% of the Company's total investment), or approximately $213,760 per month, of which $187,500 is subject to annual escalations of 3.25% for the remaining period of the initial 16 year lease term.

Acquisition Activity

Subsequent to the end of the quarter, on October 23, 2017, the Company acquired a property in New York for approximately $3.4 million (excluding transaction costs) in a sale-leaseback transaction, and concurrently entered into a triple-net lease for the entire property with a subsidiary of Vireo to operate a medical-use cannabis cultivation and processing facility. Vireo and its subsidiaries operate one cultivation and processing facility and four registered medical-use cannabis dispensaries in Minnesota, and one cultivation and processing facility and four registered medical-use cannabis dispensaries in New York, and are provisionally approved to cultivate and process medical-use cannabis in Pennsylvania. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to $1.0 million as reimbursement for future tenant improvements at the property. The initial annualized base rent for the property is $660,000, or 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 15 years, with two options to extend the term of the lease for two additional five-year periods.

Also subsequent to the end of the quarter, on November 8, 2017, the Company acquired a property in Minnesota for approximately $3.0 million (excluding transaction costs) in a sale-leaseback transaction. Upon the closing, the Company entered into a triple-net lease for the entire property with another subsidiary of Vireo to operate a medical-use cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to $1.0 million as reimbursement for future tenant improvements at the property. The initial annual base rent for the property is $600,000, or 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 15 years, with two options to extend the term of the lease for two additional five-year periods.

Pipeline

As of November 8, 2017, the Company had identified and was in various stages of reviewing approximately $100 million of potential properties for acquisition, which amount is estimated based on sellers' asking prices for the properties, ongoing negotiations with sellers, the Company's assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. The Company cannot provide assurances that it will complete the purchase of the properties in the Company's pipeline on the terms described herein, or at all.

Financing Activity

Subsequent to the end of the quarter, on October 19, 2017, the Company completed an underwritten public offering of 600,000 shares of Series A Preferred Stock at a price to the public of $25.00 per share, resulting in gross proceeds of $15.0 million.  Dividends on the Series A Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, with the first dividend scheduled to be paid on January 16, 2018. The Series A Preferred Stock ranks senior to the Company's common stock with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding up.  The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. Generally, the Company is not permitted to redeem the Series A Preferred Stock prior to October 19, 2022, except in limited circumstances relating to the Company's ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary for the Series A Preferred Stock).  The Company expects to use the net proceeds to invest in specialized industrial real estate assets that support the regulated medical-use cannabis cultivation and processing industry and for general corporate purposes.

Financial Results

The Company generated total revenues of approximately $1.6 million for the three months ended September 30, 2017, and total revenues of approximately $4.1 million for the nine months ended September 30, 2017, reflecting the rent paid by PharmaCann at the Company's medical-use cannabis cultivation facility located in New York (the "PharmaCann Property") and rent paid by Holistic at the Maryland Property. Base rent under the lease with Holistic for the Maryland Property was subject to an initial rent abatement of three months, which expired on August 26, 2017. The Company began real estate operations after closing its initial public offering and purchasing the PharmaCann Property in December 2016.

For the three months ended September 30, 2017, the Company recorded net income and net income per basic and diluted share of $334,000 and $0.09, respectively; funds from operations ("FFO") and FFO per diluted share of $551,000 and $0.16, respectively; and AFFO and AFFO per diluted share of $724,000 and $0.21, respectively.

For the nine months ended September 30, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($679,000) and ($0.21), respectively; FFO and FFO per basic share of ($126,000) and ($0.04), respectively; and AFFO and AFFO per diluted share of approximately $1.5 million and $0.44, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will not be conducting a conference call to discuss its third quarter 2017 earnings results, but does expect to conduct a conference call to discuss its fourth quarter and full-year 2017 earnings results.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company "expects," "intends," "plans," "estimates," "anticipates," "believes" or "should" or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	September 30, 2017	December 31, 2016
Real estate, at cost:
Land	$10,385	$7,600
Buildings and improvements	30,885	22,475
Tenant improvements	5,901	—
Total real estate, at cost	47,171	30,075
Less accumulated depreciation	(579)	(27)
Net real estate held for investment	46,592	30,048
Cash and cash equivalents	22,204	33,003
Prepaid insurance and other assets, net	1,347	276
Total assets	$70,143	$63,327
Liabilities and stockholders' equity
Tenant improvements payable	$5,900	$—
Accounts payable and accrued expenses	608	70
Dividends payable	525	—
Offering cost liability	190	276
Rents received in advance and tenant security deposits	2,960	2,542
Total liabilities	10,183	2,888
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, par value $0.001 per share, 50,000,000 shares and no shares authorized, and 3,501,147 shares and no shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	4	—
Class A common stock, par value $0.001 per share, no shares and 49,000,000 shares authorized, and no shares and 3,416,508 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	3
Class B common stock, par value $0.001 per share, no shares and 1,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	65,027	64,828
Accumulated deficit	(5,071)	(4,392)
Total stockholders' equity	59,960	60,439
Total liabilities and stockholders' equity	$70,143	$63,327

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2017

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2017
Revenues:
Rental	$1,495	$4,074
Tenant reimbursements	64	64
Total revenues	1,559	4,138
Expenses:
Property expenses	64	64
General and administrative	983	4,204
Severance	—	113
Depreciation	217	553
Total expenses	1,264	4,934
Income / (loss) from operations	295	(796)
Other income	39	117
Net income / (loss)	$334	$(679)
Net income / (loss) per share (basic and diluted)	$0.09	$(0.21)
Weighted average shares outstanding:
Basic and diluted	3,392,508	3,369,308
Dividends declared per common share	$0.15	$0.30

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Nine Months Ended September 30, 2017

(Unaudited)

(In thousands, except share and per share amounts)

The table below is a reconciliation of net income / (loss) to FFO and AFFO for the three and nine months ended September 30, 2017.

	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2017
Net income / (loss)	$334	$(679)
Depreciation	217	553
FFO	551	(126)
Stock-based compensation	173	1,548
Severance	—	113
AFFO	$724	$1,535
FFO per common share – basic and diluted	$0.16	$(0.04)
AFFO per common share – basic	$0.21	$0.46
AFFO per common share – diluted	$0.21	$0.44
Weighted-average common shares outstanding-basic	3,392,508	3,369,308
Weighted-average common shares outstanding-diluted	3,501,147	3,509,166

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures."

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT's operating performance. The Company calculates AFFO by adding to FFO certain non-cash and non-recurring expenses, consisting of non-cash stock-based compensation expense and severance expense.

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company's operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332